As filed with the Securities and Exchange Commission on September 17, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                          86-062904
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   2355 W. CHANDLER BLVD., CHANDLER, AZ 85224
          (Address of Principal Executive Offices, Including Zip Code)

                        MICROCHIP TECHNOLOGY INCORPORATED
                       1997 Nonstatutory Stock Option Plan
                        2001 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
               2355 W. Chandler Boulevard, Chandler, Arizona 85224
                                  (480)792-7200
          (Telephone Number, Including Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                  PROPOSED MAXIMUM        PROPOSED
      TITLE OF SECURITIES                        AMOUNT TO BE      OFFERING PRICE      MAXIMUM AGGREGATE        AMOUNT OF
       TO BE REGISTERED                           REGISTERED          PER SHARE         OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share:

1997 Nonstatutory Stock Option Plan              5,900,000(1)        $17.525(2)          $103,397,500(2)        $ 9,512.57

2001 Employee Stock Purchase Plan                  500,000(1)         14.896(2)             7,448,000(2)            685.23

Total                                            6,400,000(1)                            $110,845,500(2)        $10,197.80
=============================================================================================================================

1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Nonstatutory Stock Option Plan and the 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated. Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

2. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 100% of the average of the high and low prices reported on the Nasdaq National Market System on September 13, 2002 (the "Market Price") as to 5,900,000 shares and 85% of the Market Price as to 500,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement, pursuant to general Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-67215) filed with the Securities Exchange Commission (the "SEC") on November 13, 1998, the contents of Registration Statement on Form S-8 (No. 333-93571) filed with the SEC on December 23, 1999, the contents of Registration Statement on Form S-8 (No. 333-51322) filed with the SEC on December 6, 2000 and the contents of Registration Statement on Form S-8 (No. 333-73506) filed with the SEC on November 16, 2001.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the SEC:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     (3)  The Registrant's Current Report on Form 8-K filed July 18, 2002.

     (4)  The Registrant's Current Report on Form 8-K filed August 26, 2002.

     (5) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1995, including any amendment or report updating such description.

     (6) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

EXHIBIT NO.    EXHIBIT
-----------    -------

5.1            Opinion and Consent of Mary K. Simmons, Esq.

10.1           1997 Stock Option Plan, as amended through August 16, 2002

10.2 Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit No. 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]

10.3           2001 Employee Stock Purchase Plan, as amended through August 16,
               2002

10.4 Form of Enrollment Form For 2001 Employee Stock Purchase Plan [Incorporated by reference to Exhibit No. 10.1 to Registration Statement No. 333-73506]

10.5 Form of Change Form For 2001 Employee Stock Purchase Plan [Incorporated by reference to Exhibit No. 10.2 to Registration Statement No. 333-73506]

23.1           Consent of Independent Auditors -- Ernst & Young LLP

23.2           Consent of Independent Auditors -- KPMG LLP

23.3           Consent of Mary K. Simmons, Esq. is contained in Exhibit 5

24.1 Power of Attorney. Reference is made to Page II-3 of this Registration Statement

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on September 17, 2002.

                                        MICROCHIP TECHNOLOGY INCORPORATED


                                        By: /s/ Steve Sanghi
                                            ------------------------------------
                                            Steve Sanghi
                                            President, Chief Executive Officer
                                            and Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and Mary K. Simmons, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

         SIGNATURE                       TITLE                       DATE
         ---------                       -----                       ----


/s/ Steve Sanghi                Chairman of the Board,        September 17, 2002
------------------------------  President and Chief
Steve Sanghi                    Executive Officer (Principal
                                Executive Officer)


/s/ Gordon W. Parnell           Vice President, Chief         September 17, 2002
------------------------------  Financial Officer
Gordon W. Parnell               (Principal Financial and
                                Accounting Officer)


/s/ Matthew W. Chapman          Director                      September 17, 2002
------------------------------
Matthew W. Chapman


/s/ Albert J. Hugo-Martinez     Director                      September 17, 2002
------------------------------
Albert J. Hugo-Martinez


/s/ L.B. Day                    Director                      September 17, 2002
------------------------------
L.B. Day


/s/ Wade F. Meyercord           Director                      September 17, 2002
------------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX

5.1            Opinion and Consent of Mary K. Simmons, Esq.

10.1           1997 Stock Option Plan, as amended through August 16, 2002

10.2 Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit No. 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]

10.3           2001 Employee Stock Purchase Plan, as amended through August 16,
               2002

10.4 Form of Enrollment Form For 2001 Employee Stock Purchase Plan [Incorporated by reference to Exhibit No. 10.1 to Registration Statement No. 333-73506]

10.5 Form of Change Form For 2001 Employee Stock Purchase Plan [Incorporated by reference to Exhibit No. 10.2 to Registration Statement No. 333-73506]

23.1           Consent of Independent Auditors -- Ernst & Young LLP

23.2           Consent of Independent Auditors -- KPMG LLP

23.3           Consent of Mary K. Simmons, Esq. is contained in Exhibit 5

24.1 Power of Attorney. Reference is made to Page II-3 of this Registration Statement

                                      E-1